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                                  EXHIBIT 99.3

                              555 Technology Square
                            Cambridge, Massachusetts
                                 "the Buildings"


                            FIFTH AMENDMENT TO LEASE
                       Execution Date: As of June 23, 1998

LANDLORD:         Technology Square LLC, successor-in-interest to CC&F
                  Cambridge Trust

TENANT:           The Charles Stark Draper Laboratory, Inc.

LEASE EXECUTION DATE:
                  August 16, 1974

TERMINATION DATE:
                  October 19, 2001

PREVIOUS LEASE AMENDMENTS:
                  First Amendment of Lease dated as of March 11, 1975 Second Amendment and Restatement of Lease dated
                         December 17, 1975
                  Third Amendment of Lease dated February 2, 1977 Fourth Amendment and Restatement of Lease dated
                         July 1, 1981

         WHEREAS, Section 4.4 of the above-referenced lease requires that Landlord maintain insurance on the Buildings against loss by fire and hazards covered by extended coverage endorsement and requires that Tenant reimburse Landlord for the premiums for such insurance;

         WHEREAS, Tenant desires to maintain such casualty insurance on the Buildings rather than Landlord;

         WHEREAS, Landlord is willing to allow Tenant to maintain casualty insurance on the Buildings on the terms and conditions hereinafter set forth;

         NOW THEREFORE, the above-referenced lease, as previously amended ("the Lease") is hereby further amended as follows:


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         1.       TENANT'S RIGHT TO MAINTAIN CASUALTY INSURANCE ON THE
BUILDINGS

         A. Effective as of June 23, 1998, Section 4.4 of the Lease shall, subject to Subparagraph B of this Paragraph 1, be deleted in its entirety and the following shall be substituted in its place:

         "Throughout the term of the Lease, Tenant shall, at Tenant's sole cost and expense, keep the Buildings insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance (including, without limitation, coverage for flood, earthquake, demolition, increased cost of construction, extra expense, and boiler and machinery coverage) in an amount equal to one hundred percent (100%) replacement cost value, exclusive of foundations, with an agreed amount endorsement (including insurance against loss in case of monthly installments of fixed rent and any additional rent which may become due under Section 2.6 and this Section 4.4 for a period of at least one year after any casualty). In addition, Tenant shall obtain, at Landlord's request, such coverage for such additional perils as Landlord's mortgagee(s) may reasonably require. Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord and Landlord's mortgagees as named insured parties.

         Such insurance shall be effected with insurers approved by Landlord and Landlord's mortgagees (which approval shall not be unreasonably withheld), authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies wherein Tenant names Landlord and Landlord's mortgagees as named insured parties. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. At the time of execution and delivery of this Fifth Amendment by Tenant, and thereafter not less than thirty (30) days prior to the expiration date of each expiring policy, original copies of the policies provided for in this Section 4.4, issued by the insurer, or certificates of such policy setting forth in full the provisions thereof and issued by such insurer together with evidence reasonably satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Buildings."

         B. Landlord shall have the right at any time, upon thirty (30) days written notice ("Casualty Insurance Change Notice") to Tenant, to revert to the original obligations of the parties with respect to casualty insurance. If Landlord gives Tenant the Casualty Insurance Change Notice, then, effective as of the date thirty (30) days after Landlord gives Tenant the Casualty Insurance Change Notice, Subparagraph A of this Paragraph 1 shall be deleted in its entirety, and for the remainder of the term of the Lease, Section 4.4 of the Lease shall be reinstated and shall be in full force and effect.

         2. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

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         EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:
TECHNOLOGY SQUARE LLC, a Delaware limited liability company

By:      Beacon Capital Partners, L.P.,
         a Delaware limited partnership
                           d/b/a Beacon Capital Partners
                           Limited Partnership, its manager

                           By:      Beacon Capital Partners, Inc.,
                                    a Maryland corporation,
                                    its general partner

                                    By: [SIGNATURE]
                                    Name:
                                    Title:
                                    Hereunto Duly Authorized

                           Date Signed: 1/24/98

TENANT:
THE CHARLES STARK DRAPER LABORATORY, INC.

By:      [SIGNATURE]
         Name:
         Title:
         Hereunto Duly Authorized

Date Signed:      1/21/99





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